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                                                                    EXHIBIT 2.3

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of May 14, 1997 and effective as of the Effective Date (as defined herein), among Danny Edwards, an individual residing at 6724 North Whispering Hills Road, Paradise Valley, Arizona 85253, Drew M. Brown, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, DMB Property Ventures Limited Partnership, a Delaware limited partnership having an office at 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, Mark N. Sklar, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 and Bennett Dorrance, Trustee of the Bennett Dorrance Trust dated April 21, 1989, as amended, whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 (Messrs. Edwards, Brown, Sklar and Dorrance and DMB Property Ventures Limited Partnership collectively referred to as the "Edwards Group"), Christopher A. Johnston, an individual residing at 2784 Teton Pines Drive, Jackson, Wyoming 83001, RPJ/JAJ Partners, Ltd., a Wyoming partnership having an office at Teton Pines, 2627 Fairways Place West, Jackson, Wyoming 83001, David
E. Johnston, an individual residing at 1935 W. Muirhead Loop, Oro Valley, Arizona 85737, Kenneth J. Warren, an individual residing at 5567 Caplestone Lane, Dublin, Ohio 43017 (Messrs. Christopher A. Johnston, David E. Johnston and Warren, and RPJ/JAJ Partners collectively referred to as the "Johnston Group") and Berenson Minella & Company, L.P., a New York limited partnership having an office at 667 Madison Avenue, New York, New York 10021 ("B&M") (B&M and each member of the Edwards Group and the Johnston Group individually referred to as a "Stockholder" and collectively as "Stockholders"), and FM Precision Golf Corp., a Delaware corporation (the "Company").

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

         "Effective Date" means the date and time at which properly executed Articles of Merger are duly filed with the Secretary of State of the State of Nevada in accordance with the provisions of that certain Agreement and Plan of Merger among Royal Grip, Inc., FM Precision Golf Corp. and FMPSub, Inc. of even date herewith.
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         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Group" means any of the Edwards Group, the Johnston Group or B&M.

         "Holder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery of the Agreement as of the date hereof or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13D-3 under the Exchange Act) any shares of Common Stock.

         "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

         "Public Offering" means any primary or secondary public offering of equity securities of the Company, or any successor thereto, pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

         "Registrable Securities" means the shares of Common Stock held by any Stockholder on the date of this Agreement, any Common Stock issued as a result of the exercise of any option held by any Stockholder on the date of this Agreement, any Common Stock issued as a result of any reorganization, reclassification, merger, consolidation, stock split or dividend with respect to such shares of Common Stock, and any capital stock for which such Common Stock is exchanged or into which it is converted; provided that such securities shall cease to be Registrable Securities when (a) a registration statement relating to such securities shall have been declared effective by the SEC, and such securities shall have been disposed of pursuant to such effective registration statement, or (b) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in effect) under the Securities Act are met or such shares of Common Stock may be sold pursuant to Rule 144(k).

         "Registration Expenses" means all (a) registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (e) fees and disbursements of counsel for the Company, (f) fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (g) fees and expenses of any special experts retained by the Company in connection with such registration, (h) reasonable fees and expenses of (i) one counsel for the Edwards Group and its permitted transferees, (ii) one counsel for the Johnston Group and its permitted transferees, and (iii) one counsel for B&M and its permitted transferees, (i) fees and expenses of listing the Registrable Securities on a securities exchange or on the NASDAQ National Market System, (j) rating agency fees, (k) reasonable fees and expenses of counsel for the Underwriter, (l) reasonable fees and expenses of the Underwriter (excluding discounts or commissions relating to the distribution of the Registrable Securities) and (m) out-of-pocket expenses of the Company.

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         "SEC" means the Securities and Exchange Commission and any successor having similar powers.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means any Stockholder or any transferee of a Stockholder who proposes to sell Registrable Securities pursuant to Article II.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

                  (b) Each of the following terms is defined in the Section opposite such term:

         Term                                                 Section
         ----                                                 -------
         Demand Registrant                                    2.1(a)
         Demand Registration                                  2.1(a)
         Indemnified Party                                    2.8
         Indemnifying Party                                   2.8
         Maximum Offering Size                                2.3(a)
         Piggyback Holder                                     2.2(a)
         Piggy-Back Registration                              2.2
         Registration Request                                 2.1(a)


                                   ARTICLE II

                              REGISTRATION RIGHTS

         Section 2.1.      Demand Registration.

                  (a) At any time after the date hereof, any Group or any other Holder to which rights under this Section 2.1 have been transferred or assigned (a "Demand Registrant") may make a written request (the "Registration Request") for registration (a "Demand Registration") under the Securities Act of Registrable Securities having a value (determined in the good faith judgment of the Board of Directors) of not less than five million dollars. The Registration Request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof; provided that the Company shall not be obligated to effect (i) more than one Demand Registration for the Edwards Group and its transferees, (ii) more than two Demand Registrations for the Johnston Group and its transferees, (iii) more than one Demand Registration for B&M and its transferees, or (iv) a Demand Registration if counsel to the Company delivers to the Demand Registrant a written opinion in form and substance reasonably satisfactory to the Demand Registrant to the effect that registration under the Securities Act is not necessary in order for the Demand Registrant to sell the Registrable Securities in the manner contemplated by the Demand Registrant and, following such sale, the transferee (assuming such transferee is not the Company or an

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Affiliate of the Company within the meaning of the Securities Act) will be free to resell such Registrable Securities without restriction and without registration under the Securities Act.

                  (b) For purposes of Section 2.1(a), a registration of Registrable Securities will not count as a Demand Registration until it has become effective under the Securities Act.

                  (c) If the Demand Registrant so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The Board of Directors shall select the book-running managing Underwriter in connection with such offering, and the Demand Registrant may select one additional investment banking firm to serve as co-managing underwriter in connection with the offering.

                  (d) The Company will use its best efforts to effect the registration and the sale of Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable in connection with any Registration Request.

                  (e) Notwithstanding anything to the contrary herein contained, the Company will not be obligated to effect (i) any Demand Registration until after the first anniversary of the date of this Agreement, (ii) not more than one Demand Registration between the first and second anniversaries of the date of this Agreement, and (iii) any Demand Registration after the fifth anniversary of the date of this Agreement.

         Section 2.2.      Piggy-Back Registration.

                  (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of its Registrable Securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), or (ii) for the account of any holders of its capital stock, then the Company shall give written notice of such proposed filing to each Holder and all transferees of any Stockholder to which a Stockholder shall have transferred any of its rights under this Section 2.2 (a "Piggyback Holder") as soon as practicable (but in any event not less than 20 days before the anticipated filing date), and such notice shall offer such Piggyback Holders the opportunity to register any and all shares of Registrable Securities owned by such Piggyback Holders. If such Piggyback Holders wish to register securities of the same class or series as the Company or such holders, such registration shall be on the same terms and conditions as the registration of the Company's or such holders' securities (a "Piggy-Back Registration"). No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1 hereof; provided that no Piggyback Holder may participate in any Piggy-Back Registration or Demand Registration at a time when such Piggyback Holder owns Registrable Securities which are already registered under a then effective registration statement.

         Section 2.3.  Reduction of Offering.

                  (a) If a Demand Registration involves an underwritten Public Offering and the managing Underwriter shall advise the Company and the Selling Holders that, in its view, (i) the number of shares of Common Stock requested to be included in such registration (including Common Stock which the Company proposes to be included) or (ii) the inclusion of some or all of the shares of

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Common Stock owned by the Holders, in either case, exceeds the largest number of shares of Common Stock which can be sold without having an adverse effect on such offering, including the price at which such shares of Common Stock can be sold (the "Maximum Offering Size"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                  (I) with respect to the Demand Registration which takes place between the first and second anniversaries of the date of this Agreement, all shares of Common Stock requested to be registered by the Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities owned by the Group to which such Stockholder belongs as of the date of the first filing with the SEC);

                  (II) with respect to any other Demand Registration, first, all shares of Common Stock requested to be registered by the Selling Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Securities requested to be registered);

                  (III) second, all Registrable Securities requested to be included in such registration by any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Holders on the basis of the relative number of shares of Registrable Securities requested to be included in such registration); and

                  (IV) third, any Common Stock proposed to be registered by the Company.

                  (b) If a registration pursuant to Section 2.2 involves an underwritten Public Offering (other than in the case of an underwritten Public Offering requested by any Demand Registrant in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.3(a) shall apply) and the managing Underwriter advises the Company that, in its view, the number of shares of Common Stock which the Company and the Selling Holders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, so much of the Common Stock proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

                  (ii) second, all Registrable Securities requested to be included in such registration statement by any Holder pursuant to
         Section 2.2 or otherwise (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Securities requested to be so included).

         Section 2.4. Registration Procedures. Whenever the Company is required to effect the registration of Registrable Securities pursuant to Section 2.1 or
2.2 hereof, the Company will use reasonable efforts in good faith to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such Registration Request:

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                  (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts in good faith to cause such filed registration statement to become and remain effective for a period of not less than 120 days; provided that in the case of a Demand Registration, if the Company shall furnish to any Selling Holder a certificate signed by either its Chairman, Chief Executive Officer or President stating that in his good faith judgment it would materially adversely affect the Company or its stockholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the Registration Request in accordance with Section 2.1.

                  (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to any Selling Holder and each Underwriter, if any, drafts of such documents proposed to be filed, and thereafter furnish to the Selling Holders and such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any Selling Holders or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                  (c) After the filing of the registration statement, the Company will promptly notify any Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use reasonable efforts in good faith to
(i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holders reasonably (in light of their intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition of their Registrable Securities; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities or
(C) consent to general service of process in any such jurisdiction.

                  (e) At any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act, the Company will immediately notify the Selling Holders of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holders and the Underwriters any such supplement or amendment. The Selling Holders agree that, upon receipt of any notice from the Company of the happening of any

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event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of the Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 2.4(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

                  (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (g) The Company will make available for inspection by any Selling Holder and any Underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Article II, any attorney, accountant or other professional retained by any Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably requested by any Inspector, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

                  (h) The Company will furnish to the Selling Holders and to each Underwriter, if any, a signed counterpart, addressed to the Selling Holders or such Underwriter, of (i) an opinion or opinions of counsel to the Company and
(ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters as are customarily covered by opinions and comfort letters, as the Selling Holders or the managing Underwriter therefor reasonably request.

                  (i) The Company will otherwise use reasonable efforts in good faith to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (j) The Company will use reasonable efforts in good faith to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (k) The Company may require any Selling Holder, and each Selling Holder agrees, to furnish promptly in writing to the Company such information regarding such Selling Holder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

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         Section 2.5. Registration Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to this
Article II will be borne by the Company, whether or not any such registration statement becomes effective.

         Section 2.6. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder and its officers, directors and agents, and each Person, if any, who controls each such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the preliminary prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities to such Person if it is determined that the Company has provided such prospectus and it was the responsibility of such Selling Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holder provided in this
Section 2.6.

         Section 2.7. Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 2.7.

         Section 2.8. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 2.6 or 2.7, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party")

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
in writing and the Indemnifying Party upon request of the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to the proceeding; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement, unless the Indemnifying Party has contested such reimbursement obligation and provides reasonable assurances that such payment can be made upon resolution of such dispute. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (B) provides that such Indemnified Party does not admit any fault or guilt with respect to the subject matter of such proceeding.

         Section 2.9. Contribution. (a) If the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the

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
statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and any Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and any Selling Holder or by the Underwriters. The relative fault of the Company on the one hand and any Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Section 2.10. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

         Section 2.11. Current and Periodic Reports. The Company covenants that it will timely file all reports required to be filed by it under the Securities Act and the Exchange Act. Upon the request of the Edwards Group, B&M or the Johnston Group, the Company will deliver to the Edwards Group, B&M or the Johnston Group a written statement as to whether it has complied with such requirements.

         Section 2.12. Holdback Agreements. If and to the extent requested by the Company, in the case of a non-underwritten Public Offering, and if and to the extent requested by the managing Underwriter or Underwriters, in the case of an underwritten Public Offering, the Holders agree not to effect, except as part of such registration, any public sale or distribution of the shares of Common Stock being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 120-day period beginning on, the effective date of such registration statement.

         Section 2.13. Minimum Ownership. No Stockholder, nor any transferee of any Stockholder, shall have any rights under this Agreement to participate in any registration statement, either as a Demand Registrant, or as a Piggyback Holder, after the date when all Registrable Securities owned by the applicable Group or transferees is less than 5% of the then outstanding shares of Common Stock of the Company.

                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.1. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

         Section 3.2. No Inconsistent Agreements. The Company is not a party to and will not hereafter enter into any agreement with respect to its securities which is inconsistent with, or otherwise grant rights superior to, the rights granted to the Johnston and Edwards Groups or B&M under this Agreement.

         Section 3.3. Entire Agreement; Amendments; No Waivers.

                  (a) This Agreement and the other instruments and agreements referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended but only in a writing signed by the Edwards Group, the Johnston Group, B&M and the Company. Any provision hereof may be waived but only in a writing signed by the party against which such waiver is sought to be enforced.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 3.4. NOTICES. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be delivered either by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by registered or certified mail, return receipt requested, addressed to a party at the address set forth below such party's signature, or to such other address as any party shall have previously designated to the others by written notice given in the manner hereinabove set forth. Notices shall be deemed given one day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

         Section 3.5. Applicable Law. The parties, being concerned that either party may obtain some advantage by having the law of the jurisdiction of its principal place of business apply, and agreeing in concept to have this Agreement subject to the laws of a neutral jurisdiction, whose laws are perceived as being fair in general to the business community at large, have determined and agreed as follows: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF TERMS HEREOF, SHALL BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH FEDERAL OR STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN,OR DETERMINED IN ACCORDANCE WITH, SECTION 3.11 HEREOF.

         Section 3.6. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         Section 3.7. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither this Agreement nor any provisions hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective heirs, successors and assigns.

         Section 3.8. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 3.9. Fees and Expenses. All fees and expenses incurred by any party hereto in connection with the preparation of this Agreement and the transactions contemplated hereby and all matters related thereto shall, except as otherwise specifically provided herein, be borne by the party incurring such fees or expenses.

         Section 3.10. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations of this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       FM PRECISION GOLF CORP.


                                       By:  /s/ Christopher A. Johnston
                                       -----------------------------------------
                                             Christopher A. Johnston, President
                                       P.O. Box 25182
                                       3490 Clubhouse Drive, Suite 102
                                       Jackson, Wyoming  83001
                                       Telecopier:  (307) 739-2288



                                       STOCKHOLDERS:


Signature of Stockholder:              /s/ Danny Edwards
                                       -----------------------------------------
                                       Danny Edwards
                                       6724 North Whispering Hills Road
                                       Paradise Valley, Arizona  85253
                                       Telecopier:


Signature of Stockholder               /s/ Drew M. Brown
                                       -----------------------------------------
                                       Drew M. Brown
                                       4201 North 24th Street, Suite 120
                                       Phoenix, Arizona 85016
                                       Telecopier:  (602) 956-7961

Signature of Stockholder               DMB PROPERTY VENTURES
                                       LIMITED PARTNERSHIP
                                       By: DMB GP, Inc., General Partner


                                       By:  /s/ Drew M. Brown
                                       -----------------------------------------
                                            Its President
                                       4201 North 24th Street, Suite 120
                                       Phoenix, Arizona  85016
                                       Telecopier:  (602) 956-7961


Signature of Stockholder               /s/ Mark N. Sklar
                                       -----------------------------------------
                                       Mark N. Sklar
                                       4201 North 24th Street, Suite 120
                                       Phoenix, Arizona  85016
                                       Telecopier:  (602) 956-7961

Signature of Stockholder               /s/ Bennett Dorrance
                                       -----------------------------------------
                                       Bennett Dorrance, Trustee of the Bennett
                                       Dorrance
                                       Trust dated April 21, 1989, as amended
                                       4201 North 24th Street, Suite 120
                                       Phoenix, Arizona 85016
                                       Telecopier:  (602) 956-7961


Signature of Stockholder:              /s/ Christopher A. Johnston
                                       -----------------------------------------
                                       Christopher A. Johnston
                                       2784 Teton Pines Drive
                                       Jackson, Wyoming  83001
                                       Telecopier:  (307) 739-2288


Signature of Stockholder:              RPJ/JAJ PARTNERS, LTD.


                                       By:  /s/ Richard P. Johnston
                                       -----------------------------------------
                                            Richard P. Johnston, General Partner
                                       Teton Pines
                                       2627 Fairways Place West
                                       Jackson, Wyoming  83001
                                       Telecopier:  (307) 739-1070

Signature of Stockholder:              /s/ David E. Johnston
                                       -----------------------------------------
                                       David E. Johnston
                                       1935 W. Muirhead Loop
                                       Oro Valley, Arizona  85737
                                       Telecopier:  (520) 575-0320


Signature of Stockholder:              BERENSON MINELLA &
                                       COMPANY, L.P.


                                       By:  /s/ Jeffrey L. Berenson
                                       -----------------------------------------
                                            Jeffrey L. Berenson, Managing
                                       General Partner
                                       667 Madison Avenue
                                       New York, New York  10021
                                       Telecopier:  (212) 935-1499


Signature of Stockholder:              /s/ Kenneth J. Warren
                                       -----------------------------------------
                                       Kenneth J. Warren
                                       5567 Caplestone Lane
                                       Dublin, Ohio  43017
                                       Telecopier:  (614) 487-1945